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                                                                     Exhibit 3.3

                  AMENDMENTS TO THE ARTICLES OF INCORPORATION
                                      OF
                         DRY DAIRY INTERNATIONAL, INC.

     Pursuant to the provisions of Section 16-10a-1001 et. Seq. of the Utah Revised Business Corporation Act, the undersigned corporation, hereinafter referred to as the "Corporation," hereby adopts the following Amendments to the Articles of Incorporation:

FIRST:         The name of the Corporation is Dry Dairy International, Inc.

SECOND:   The following Amendments to the Articles of Incorporation were duly adopted by the board of directors and the shareholders of the corporation in accordance with Section 16-10a-1003 of the Utah Revised Business Corporation Act, at a Special Meeting of Shareholders held on March 30,1998.

                                   ARTICLE I
                                     NAME

          The name of the corporation shall be: DRYDEN INDUSTRIES, INC.

                                  ARTICLE IV
                               AUTHORIZED SHARES

     The Corporation is authorized to issue a total of 150,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock").

     The number of issued and outstanding shares entitled to vote on these Amendments to the Articles of Incorporation was 45,995,688 of which number 25,000,000 shares voted in favor and none opposed.

     IN WITNESS WHEREOF, the foregoing Amendments to the Articles of Incorporation have been executed this 24/th/ day of May, 1999.

ATTEST:                                      DRY DAIRY INTERNATIONAL, INC.


/s/ Jerry Busiere                            /s/ Robert L. Matzig
------------------------------               ----------------------------------
Secretary                                    President

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STATE OF UTAH         )
                  :   ss.
COUNTY OF SALT LAKE   )

     On this 24th day of May, 1999, personally appeared before me, the undersigned, a notary public, Robert L. Matzig and Jerry Busiere, who being by me duly sworn did state, each for himself, that he Robert L. Matzig is the President, and that he Jerry Busiere is the Secretary of Dry Dairy International, Inc., a Utah corporation, that they signed the foregoing Amendments to the Articles of Incorporation on behalf of the corporation by authority of its board of directors and that the statements contained therein are true.


                                            /s/ Elliott N. Taylor
                                            ------------------------------------
                                            Notary Public

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